Report of Independent Accountants
May 8, 1998
To the Shareholders and Board of Directors of The OFFITBANK Variable Insurance Fund, Inc.

In planning and performing our audit of the financial statements of OFFITBANK VIF-High
 Yield Fund, OFFITBANK VIF-Emerging
Markets Fund, DJG Value Equity Fund, and
OFFITBANK VIF-U.S. Small Cap Fund (the
 "Funds", each constituting a portfolio of The
 OFFITBANK Variable Insurance Fund, Inc.)
 for the year ended March 31, 1998, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of control activities.
Generally, control activities that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those control activities include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control,
 errors or fraud may occur and not be detected.
Also, projection of any evaluation of internal control
 to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified
 Public Accountants. A material weakness is a condition in which the design or operation of any specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control activities for safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 1998.

This report is intended solely for the information and use of management and the Board of Directors of the Funds and the Securities and Exchange
Commission.

PRICE WATERHOUSE LLP